                                 SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

               UAM Funds, Inc, -SEC File Nos. 33-25355, 811-5683
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                UAM FUNDS INC.
                        DSI Disciplined Value Portfolio
                                P.O. Box 219081
                            Kansas City,  MO  64121
                           1-877-UAM-Link (826-5465)

December 8, 2000

Dear Shareholder:

Enclosed you will find a proxy statement and proxy card for a special meeting of shareholders of DSI Disciplined Value Portfolio. This is a very important meeting, which has been called to vote on a proposal to liquidate your Portfolio and, as described more fully in the enclosed proxy statement, a proposal to approve an interim advisory agreement.

The Board of Directors of UAM Funds, Inc., after thorough discussion and consideration, has decided to recommend the liquidation of the Portfolio, but believes that since this is your investment capital, the final decision on this matter should be made by you, the shareholders. We are preparing to liquidate the Portfolio because of its relatively small size and its limited prospects for growth of assets. Shareholders are also being asked to re-approve the interim advisory agreement currently in effect between the Portfolio and its investment adviser. The Board's reasons for recommending this course are described more fully in the enclosed proxy statement, which you should consider carefully.

If the shareholders approve the recommendation to liquidate the Portfolio, the Portfolio will return to you the proceeds of the liquidation of your account. Once you receive your proceeds, you may pursue any investment option you wish. You may easily reinvest your proceeds from the liquidation in shares of another UAM Fund by contacting a shareholder service representative at 1-877-UAM-Link (826-5465).

The Board of Directors regrets any inconvenience this may cause you. We thank you, however, for the confidence that you placed in us. We continue to wish you well in your investments.


Sincerely,


/s/James F. Orr III
James F. Orr III
Chairman

                                UAM FUNDS, INC.
                        DSI Disciplined Value Portfolio
                                P.O. Box 219081
                            Kansas City, MO 64121
                           1-877-UAM-LINK (826-5465)

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   -----------------------------------------

                          To Be Held December 29, 2000

                             TO THE SHAREHOLDERS OF
                        DSI DISCIPLINED VALUE PORTFOLIO:

Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of DSI Disciplined Value Portfolio (the "Portfolio"), a series of UAM Funds, Inc. (the "Fund"), will be held on December 29, 2000, at the offices of UAM Fund Services, Inc., 211 Congress Street, Boston, Massachusetts 02110 at 10:00 a.m. local time. The purpose of the Special Meeting is:

1. to consider a proposal to liquidate and dissolve the Portfolio, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund;

2. to consider a proposal to approve an interim investment advisory agreement for the Portfolio; and

3. to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Please read the enclosed proxy statement carefully for information concerning the proposals to be placed before the meeting.

Shareholders of record at the close of business on November 17, 2000 will be entitled to vote at the meeting. You are invited to attend the Special Meeting, but if you cannot do so, please complete and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any shareholder attending the Special Meeting may vote in person even though a proxy has already been returned.


By Order of the Board of Directors,


/s/Linda T. Gibson, Esq.
Linda T. Gibson, Esq.
Secretary



Boston, Massachusetts
December 8, 2000

                                UAM FUNDS, INC.
                        DSI Disciplined Value Portfolio

                                PROXY STATEMENT
                                ---------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UAM Funds, Inc. (the "Fund") on behalf of DSI Disciplined Value Portfolio (the "Portfolio"), a separate series of the Fund, for use at a Special Meeting of Shareholders to be held at UAM Fund Services, Inc., 211 Congress Street, Boston, Massachusetts, on December 29, 2000 at 10:00 a.m. local time, or at any adjournment thereof (the "Special Meeting").

Proxy Solicitation

All proxies in the enclosed form that are properly executed and returned to the Portfolio will be voted as provided therein at the Special Meeting or at any adjournment thereof. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

The Board of Directors intends to bring before the Special Meeting the two matters set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to those items in accordance with the directions of the shareholder as specified on the proxy card. If no choices are specified, the shares will be voted in favor of :

1. the proposal to liquidate and dissolve the Portfolio and return the proceeds to the shareholders of the Portfolio;

2. the proposal to approve an interim investment advisory agreement for the Portfolio; and

3. in the discretion of the proxies, any other matter not presently known, but which may properly come before the meeting or any adjournment thereof.

In accordance with the Articles of Incorporation of the Fund and the General Laws of the State of Maryland, approval of proposal 1 requires the affirmative vote of a majority of the shares of the Portfolio voted at a meeting at which a quorum is present and the approval of proposal 2 requires the vote of the lesser of (a) 67% or more of the voting securities present at the meeting or represented by proxy if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Portfolio entitled to vote will constitute a quorum. For purposed of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present.

The Portfolio will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to shareholders up to $2,000. Dewey Square Investors Corporation, the Portfolio's investment adviser, will pay any such expenses that are in excess of $2,000. Solicitation may be undertaken by mail, telephone, telegraph, and personal contact. It is expected that this Proxy Statement and form of proxy will be mailed to shareholders on or about December 8, 2000.

Voting Securities and Principal Holders Thereof

Holders of record of the shares of beneficial interests of the Portfolio at the close of business on November 17, 2000 will be entitled to vote at the Special Meeting or any adjournment thereof. As of

November 17, 2000 the Portfolio had outstanding _______ shares of beneficial interest. The shareholders are entitled to one vote per share on all business to come before the meeting.

The officers and Directors of the Fund as a group beneficially own in the aggregate no shares of the outstanding beneficial interests of the Portfolio. As of November 17, 2000 the following shareholders owned of record or beneficially more than five percent of the outstanding beneficial interests of:

                                 [Insert List]

_______
* Denotes shares held by a trustee or fiduciary for which beneficial ownership is disclaimed or presumed disclaimed.


                   PROPOSAL 1:  LIQUIDATION OF THE PORTFOLIO
                   -----------------------------------------

Background


The Portfolio began operations on December 28, 1989, as a series of the Fund. During the period from commencement of operations through September, 2000, the Portfolio's assets reached a peak level of $103 million in March, 1998. The Portfolio has invested primarily in large cap U. S. based companies using a value approach. During this period, the Board of Directors has considered the total asset level of the Portfolio, the performance of the Portfolio both before and after deducting certain expenses arising from the operation of the Portfolio and the impact on the Portfolio's investment results of the relatively small size of the Portfolio.

Notwithstanding the marketing of the Portfolio's shares, growth in the Portfolio's assets has been slow. Several marketing efforts have been hurt by the value style of investing being out of favor and, with that, many investors electing to shift to the growth style. The Adviser and the Board have regularly reviewed developments, and considered alternatives.

New sales of Portfolio shares have not been sufficient to allow the Portfolio to reach a size adequate, in the judgment of the Board, to spread expenses over a sufficient asset base to provide a satisfactory return to shareholders. In addition, there have been several large redemptions from the Portfolio over the past year to drop the market value from nearly $60 million to the current $21 million. As a result, the Board instructed the officers of the Fund to investigate what, if any, additional steps or alternative courses would best serve the interest of shareholders.

The officers of the Fund sought to determine whether a merger or transfer of assets would be possible, and if it would produce desirable results for shareholders. After reviewing current market conditions, the relatively small size of the portfolio and the time and effort required to effect a transaction, management of the Fund believed that the expense of a merger or transfer of the assets to another mutual fund would be greater than the benefits shareholders of the portfolio could expect to realize from such a transaction. The officers investigated the steps required for liquidation of the Portfolio, subject to presentation of a final report to the Board.

At a November 20, 2000 meeting, the Board reviewed the effect of the operating expenses on the historic and anticipated returns of shareholders. For the most recent fiscal year, the Portfolio's total expenses were 1.19% of the Portfolio's average daily net assets. The Portfolio's expense ratio for the present fiscal year is expected to increase due to a decrease in the Portfolio's total assets. The Board further considered that around late January 2001 it was expected that the Adviser would merge into Dwight Asset Management Company ("Dwight"), another subsidiary of the Adviser's parent company, United Asset

Management Corporation. As part of this merger, the Adviser would no longer have the equity management capability to manage the Fund. In addition, Dwight would not have the equity management capability to manage the Fund.


The Board concluded that an increase in fund expenses would significantly reduce the Portfolio's returns. Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to shareholders, made it unlikely that the Portfolio could achieve a significant increase in asset size and achieve economies of scale. The Board therefore concluded that, in light of the foregoing and the anticipated changes to the Adviser as a result of its merger with Dwight, it would be in the interest of the shareholders of the Portfolio to liquidate the Portfolio promptly, in accordance with a Plan of Liquidation and Dissolution. (See "General Tax Consequences" below.)

Plan of Liquidation and Dissolution

The Board of Directors has approved the Plan of Liquidation and Dissolution (the "Plan") summarized in this section and set forth as Exhibit A to this proxy statement.

1.   Effective Date of the Plan and Cessation of the Portfolio's Business as an
     --------------------------------------------------------------------------
Investment Company.  The Plan will become effective on the date of its adoption
------------------
and approval by a majority of the outstanding shares of the Portfolio.
Following this approval, the Portfolio (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert the Portfolio's assets to cash; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; and (iii) will terminate in accordance with the laws of the State of Maryland and the Articles of Incorporation of the Fund. (Plan, Section 1)

2.   Closing of Books and Restriction of Transfer and Redemption of Shares.  The
     ---------------------------------------------------------------------
proportionate interests of shareholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Portfolio will be closed and the shareholders' respective assets will not be transferable by the negotiation of share certificates.
(Plan, Section 4)

3.   Liquidating Distribution.  As soon as possible after approval of the Plan,
     ------------------------
and in any event within fourteen days thereafter, the Fund on behalf of the Portfolio will mail the following to each shareholder of record on the effective date of the Plan: (i) to each shareholder not holding stock certificates of the Portfolio, liquidating cash distribution equal to the shareholder's proportionate interest in the net assets of the Portfolio, (ii) to each shareholder holding stock certificates of the Portfolio, a confirmation showing such shareholder's proportionate interest in the net assets of the Portfolio with an advice that such shareholder will be paid in cash upon return of the stock certificates; and (iii) information concerning the sources of the liquidating distribution. (Plan, Section 7)

4.   Expenses.  The Portfolio will bear all expenses incurred by it in carrying
     --------
out the Plan up to $2, 000. It is expected that other liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Portfolio, or set aside for payment, prior to the mailing of the liquidating distribution. The Portfolio's liabilities relating to the Plan are estimated at no more than $2,000 which includes legal and auditing expenses and printing, mailing, soliciting and miscellaneous expenses arising from the liquidation, which the Portfolio normally would not incur if it were to continue in business. If the Portfolio incurs more than $2,000 in additional liabilities to liquidate the Portfolio, such expenses will be paid by the Adviser. The total liabilities of the Portfolio prior to the liquidating distribution are estimated to be $_____. This amount includes the dissolution expenses referred to above and amounts accrued, or anticipated to be accrued, for custodial and transfer agency services, legal audit and Directors fees and printing costs. Any expenses and liabilities attributed to the

Portfolio subsequent to the mailing of the liquidating distribution will be borne by the Adviser. (Plan, Section 6 and 8)

5.   Continued Operation of the Portfolio.  After the date of mailing of the
     ------------------------------------
liquidating distribution, the dissolution of the Portfolio will be effected. The Plan provides that the Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Portfolio and to effect the dissolution, complete liquidation and termination of the existence of the Portfolio and the purposes to be accomplished by the Plan. (Plan, Sections 9 and 10)

General Tax Consequences.

Each shareholder who receives a liquidating distribution will recognize gain or loss for federal income tax purposes equal to the excess of the amount of the distribution over the shareholder's tax basis in the Portfolio shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the shareholder's holding period for the shares.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the liquidating distribution as discussed herein, including any state and local tax consequences.

The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

Representatives of PricewaterhouseCoopers LLP, independent accountants for the Fund, are not expected to be present at the Special Meeting.

If the shareholders do not approve the Plan, the Portfolio will continue to exist as a registered investment company in accordance with its stated objective and policies. The Board would meet to consider what, if any, steps to take in the interest of shareholders.

Shareholders are free to redeem their shares prior to the liquidation.

THE DIRECTORS OF THE FUND RECOMMEND APPROVAL OF THE PLAN.


        PROPOSAL 2:  APPROVAL OF INTERIM INVESTMENT ADVISORY AGREEMENT
        --------------------------------------------------------------

Introduction

On June 16, 2000, Old Mutual plc., a public limited company based in the United Kingdom, ("Old Mutual"), OM Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Old Mutual ("OMAC") and United Asset Management Corporation, the parent company of the investment adviser to the Portfolio, the distributor and the administrator to the Portfolio, ("UAM") entered into an Agreement and Plan of Merger (the "Agreement") for Old Mutual to acquire UAM for $25 per share ("Offer Price") in cash through a tender offer and merger (the "Transaction"). Although the Transaction was subject to downward adjustment in the event that UAM's revenues from assets under management declined prior to consummation of the offer, such adjustment was not necessary. The transaction valued the equity of UAM at approximately $1.46 billion. The Transaction was consummated on September 25, 2000. The

Portfolio is currently being managed pursuant to an interim investment advisory agreement that was effective with the Transaction.

The Transaction was subject to a number of conditions, including (but not limited to): (i) tender by holders of a majority of UAM's outstanding shares;
(ii) the absence of any legal restraint or prohibition preventing the Transaction; (iii) expiration of any waiting period required by antitrust laws; and (iv) approval of the Transaction by fund and non-fund clients representing specified percentages of UAM. Following completion of the tender offer, OMAC was merged with and into UAM and each UAM share outstanding (other than certain dissenting shareholders) were converted into the right to receive the tender offer price, as adjusted, or any greater amount per share paid pursuant to the tender offer

Old Mutual plc is a United Kingdom-based financial services group with a substantial life assurance business in South Africa and other southern African countries and an integrated, international portfolio of activities in asset management, banking and general insurance. UAM has approximately $188 billion in assets under management in institutional and individual private accounts and mutual funds. The acquisition of UAM will increase Old Mutual's assets under management to approximately $275 billion.

Pursuant to the Agreement by UAM's Board of Directors, all options to purchase shares of UAM ("Shares") granted to employees and directors of UAM vested. The Agreement provided that, except as otherwise agreed by Old Mutual and the option holder, all such options that are outstanding immediately before the effective time of the Transaction will be canceled in exchange for a cash payment by UAM equal to the number of Shares subject to the option times the excess, if any, of the Offer Price over the exercise price per Share of the option, less applicable withholding taxes. Currently, Mr. Orr, a Director of the Fund, holds options (with an exercise price of $18.56 per share) representing 1,000,000 shares of UAM, which will result in payments of approximately $6.44 million at the closing of the Transaction.

The Transaction constituted a "change of control" for purposes of the change-of-control employment agreements that UAM entered into with certain senior offices of UAM, including Mr. Orr. The agreements provide generally that the officer's terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the two-year period after the change of control. If UAM terminates the executive's employment (other than for cause, death or disability), or (in certain circumstances) the officer terminates his or her employment for any reason during the 30-day period following the first anniversary of the change of control, the officer is generally entitled to receive a multiple of the officer's annual base salary and annual bonus and UAM contributions made to the officer's defined contribution plan accounts for the most recent plan year, and continued welfare benefits for a number of years equal to the same multiple. The multiple for Mr. Orr is three
(3). In addition, the employment agreements provide that certain officers are entitled to receive payment in an amount sufficient to make the officers whole for any excise tax excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, provided such parachute payments exceed 11% of the maximum amount that could be paid without incurring any excise tax on the excess parachute payment, in which case the parachute payments would be reduced to prevent the imposition of the excise tax. Certain agreements provide for a reduction in payments if necessary to prevent imposition of the excise tax. All amounts were paid in full to Mr. Orr pursuant to the agreements described above upon the change in control. In addition, under the deferred compensation plan and the stock option deferral plan, all benefits became immediately payable upon approval of the Agreement by UAM's Board of Directors.

Consummation of the Transaction constitutes an "assignment," as that term is defined in the 1940 Act of the Portfolio's Investment Advisory Agreement. As required by the 1940 Act, the Portfolio's current Investment Advisory Agreement automatically terminates in the event of its assignment. In anticipation of the Transaction, the Board, subject to further shareholder approval, approved continuation of the advisory services until the closing of the Transaction under an interim advisory agreement between the Portfolio and its current investment adviser, Dewey Square Investors Corporation. Compensation earned by an investment adviser under an interim investment advisory agreement is held in an interest-bearing escrow account pending shareholder approval of a new investment advisory agreement for a period of up to 150 days from the termination of the current investment advisory agreement. If shareholders approve the proposed interim investment advisory agreement, the amount held in the escrow account, plus interest, will be paid to the investment adviser. If shareholders do not approve the proposed interim investment advisory agreement, the investment adviser will be paid the lesser of the costs incurred in performing its services under the interim agreement or the total amount in the escrow account, plus interest earned. A form of the interim investment advisory agreement is attached to this proxy statement as Exhibit B. The interim investment advisory agreement is identical in all material respects to the Portfolio's current investment advisory agreement. In addition, the Portfolio's advisory fee rate remained unchanged.

Section 15(f) of the 1940 Act

Section 15(f) of the 1940 Act provides that a manager or investment adviser (such as the investment advisers to the Portfolio) to a registered investment company, and the affiliates of such adviser (such as UAM), may receive any amount or benefit in connection with a sale of any interest in such manager or investment adviser which results in an assignment of an investment advisory contract if the following two conditions are satisfied: (1) for a period of three years after such assignment, at least 75% of the board of directors or trustees of the investment company cannot be "interested persons" (within the meaning of Section 2(a)(19) of the 1940 Act) of the new investment adviser or its predecessor, and (2) no "unfair burden" (as defined in the 1940 Act) may be imposed on the investment company as a result of the assignment or any express or implied terms, conditions or understanding applicable thereto.

Consistent with the first condition of Section 15(f), Old Mutual and UAM have agreed in the Agreement that, for a period of three years after the closing of the Transaction, they will not take or recommend any action that would cause more than 25% of the Directors to be interested persons of the entity acting as the Portfolio's investment adviser.

With respect to the second condition of Section 15(f), an unfair burden on an investment company is defined in the 1940 Act to include any arrangement during the two-year period after any such transaction occurs whereby the manager or investment adviser or its predecessor or successor, or any interested person of such adviser, predecessor or successor, receives or is entitled to receive any compensation of two types, either directly or indirectly. The first type is compensation from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company, other than bona fide ordinary compensation as principal underwriter for such company. The second type is compensation from the investment company or its security holders for other than bona fide investment advisory or other services.

In the Agreement, Old Mutual and UAM have agreed not to take or recommend any action that would constitute an unfair burden on the Portfolio within the meaning of Section 15(f).

Description of the Interim Investment Advisory Agreement

The Portfolio's current investment adviser will continue to act as its investment adviser pursuant to an interim investment advisory agreement. The interim investment advisory agreement requires the investment adviser to

 .     Manage the investment and reinvestment of the Portfolio's assets;

 .     Continuously review, supervise and administer the investment program of the Portfolio; and

 .     Determine what portion of the Portfolio's assets will be invested in securities and what portion will consist of cash.

The investment adviser is also required to render regular reports to the Portfolio's officers and Board concerning the adviser's discharge of its responsibilities.

The interim investment advisory agreement also authorize the investment adviser to select the brokers or dealers that will execute the purchases and sales of securities of the Portfolio and directs the adviser to use its best efforts to obtain the best available price and most favorable execution. Subject to policies established by the Board, the adviser may also effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the adviser's overall responsibilities with respect to the Portfolio.

The interim investment advisory agreement of the Portfolio obligates the adviser to discharge its responsibilities subject to the control of the officers and the Board, and in compliance with the objectives, policies and limitations set forth in the Portfolio's prospectus and applicable laws and regulations. Under the terms of the current investment advisory agreement, the adviser has agreed to render its services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

The Portfolio's interim investment advisory agreements, except as stated below, provides that the Portfolio's investment adviser shall have no liabilities in connection with rendering services thereunder, other than liabilities resulting from the adviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties. The agreement also provides that the Portfolio will indemnify its investment adviser against liabilities, losses and expenses incurred in connection with all liabilities, except those stated above and liabilities involving breach of the adviser's fiduciary duties in respect of receipt of compensation for its services.

The interim investment advisory agreement dated September 25, 2000 was approved by the Board on August 3, 2000, and was effective September 25, 2000.

Information on Investment Advisory Fees and Annual Expense Limitation

The Portfolio currently pays the Adviser annual advisory fees at the annual rate of 0.750% of the first $500 million of the Portfolio's average daily net assets and 0.650% of the Portfolio's average daily net assets in excess of $500 million. During the last fiscal year, the Portfolio paid $__________ in fees to the investment adviser.

The Name, Address and Principal Occupation of the Principal Executive Officer and Each Director or General Partner of the Adviser

               Principal Executive Officer
               Peter M. Whitman, Jr., President

               Directors
               Ronald L. McCullough
               Peter M. Whitman, Jr.

The address for each of the persons listed above is c/o Dewey Square Investors Corporation, One Financial Center, 24th Floor, Boston, MA 02111.

Recommendation of Directors

On August 4, 2000, representatives of UAM advised the Independent Directors that UAM had entered into the Transaction Agreement. At that time, representatives of UAM described the general terms of the proposed Transaction and the perceived benefits for the UAM organization and for its investment advisory clients. The Independent Directors discussed the transaction with representatives of UAM. They were assisted in their review of this information by their independent legal counsel.

On August 4, 2000, the Board, including a majority of the Independent Directors, voted to approve the Interim Investment Advisory Agreement and to recommend its approval to shareholders.

THE DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE TO APPROVE PROPOSAL 2.


GENERAL INFORMATION

Investment Adviser, Principal Underwriter and Administrator.

The investment adviser to the Portfolio is Dewey Square Investors Corporation, a Massachusetts corporation located at One Financial Center, 24th Floor, Boston Massachusetts 02110. The Portfolio's principal underwriter is UAM Fund Distributors, Inc., 211 Congress Street, Boston, Massachusetts 02110. The Portfolio's administrator is UAM Fund Services, Inc., located at 211 Congress Street, Boston, Massachusetts 02110. The investment adviser, principal underwriter and administrator for the Portfolio are subsidiaries of United Asset Management Corporation, a wholly-owned subsidiary of Old Mutual, plc. UAM Fund Services, Inc. has sub-contracted some administrative services to SEI Investments, Inc., One Freedom Valley Drive, Oaks, Pennsylvania 19456. UAM Fund Services, Inc. has subcontracted its transfer agent and dividend-disbursing agent services to DST Systems, Inc., located at P.O. Box 419534, Kansas City, Missouri 64141-6534. UAM Fund Services, Inc. has subcontracted sub-shareholder servicing to UAM Shareholder Service Center, Inc., an affiliate of United Asset Management Corporation, located at 825 Duportail Road, Wayne, Pennsylvania 19087.

   . During the last fiscal year, the DSI Disciplined Value Portfolio paid to UAM Funds Services, Inc. $_________ for services rendered as administrator;

   . During the last fiscal year, the DSI Disciplined Value Portfolio paid to UAM Shareholder Services Center, Inc. $_______ for services rendered as sub-shareholder servicing agent;

   . As of November 17, the net assets of the DSI Disciplined Value Portfolio were $_________.

The Funds do not pay UAM Fund Distributors, Inc. for its services as principal underwriter to the Funds.

Reports to Shareholders and Financial Statements.

The Annual Report to Shareholders of the Portfolio, including audited financial statements for the Portfolio for the fiscal year ended October 31, 1999 and the Semi-Annual Report to shareholders for the period ended April 30, 2000 has been mailed to shareholders. The Annual Report and the Semi-Annual should be read in conjunction with this Proxy Statement. You can obtain a copy of the Annual Report and the Semi-Annual Report from the Fund, without charge, by writing to the Fund at the address on the cover of this Proxy Statement, or by calling 1-877-UAM-LINK (826-5465).

                                 OTHER MATTERS
                                 -------------

The Portfolio is not aware of any other matter that is anticipated to come before the Special Meeting or any adjournment thereof other than the matter set forth herein. Other matters will be considered if notice is given within a reasonable amount of time prior to the meeting. If any other matter may properly come before the meeting, or any adjournment thereof, this proxy would confer discretionary authority on the proxies with respect to acting on any such matters, and the persons named in the proxy have advised that they intend to vote, act, or consent thereunder in accordance with their best judgement at that time with respect to such matters.


By Order of the Board of Directors,


/s/Linda T. Gibson, Esq.
Linda T. Gibson, Esq.
Secretary


Dated:  December 8, 2000

                            THIS PROXY IS SOLICITED
                      ON BEHALF OF THE BOARD OF DIRECTORS
                                  OF THE FUND

                                UAM FUNDS, INC.
                        DSI Disciplined Value Portfolio
          Proxy for Special Meeting of Shareholders December 29, 2000

KNOW ALL MEN BY THESE PRESENT, that the undersigned hereby constitutes and appoints Linda T. Gibson or Gary L. French, or either of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned at the Special Meeting of Shareholders of the DSI Disciplined Value Portfolio of UAM Funds, Inc. to be held at the offices of UAM Fund Services, Inc., 211 Congress Street, Boston, Massachusetts 02110, at 10:00 a.m. local time on December 29, 2000, and at any and all adjournments thereof; and the undersigned hereby instructs said attorneys to vote:

1. To approve the liquidation and dissolution of the DSI Disciplined Value Portfolio, as set forth in a Plan of Liquidation and Dissolution adopted by the Board of Directors of UAM Funds, Inc.

     FOR                AGAINST                   ABSTAIN
     /__/               /__/                       /__/

2.   To approve the interim advisory agreement for the Portfolio.

     FOR                AGAINST                   ABSTAIN
     /__/               /__/                       /__/

3. Any other business which may properly come before the meeting or any other adjournment thereof. The management knows of no other such business.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOREGOING ITEMS, BUT IF NO CHOICE IS SPECIFIED FOR AN ITEM, THEY WILL BE VOTED FOR APPROVAL OF THAT ITEM.

     Dated:  ____________, 2000

                              ________________________

     Signature of Shareholder(s)

                              ________________________

(Signature of all joint owners is required. Fiduciaries please indicate your full title.) If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of management thereon. The management is not aware of any such matters.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE.